DELAWARE GROUP EQUITY FUNDS I

Registration No. 811-00249
FORM N-SAR
Annual Period Ended October 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant?s report on internal control, attached as Exhibit.

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Amended and Restated By-Laws of Delaware Group Equity Funds I (April 1, 2015), attached as Exhibit.

Equity Funds I 2015 12 21 - N-SAR Exhibit:897040_1

WS: MFG_Philadelphia: 867281: v1